State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on March 21, 2003, for GOLF PRODUCT TECHNOLOGIES, INC. changing its name to CENTURION GOLD HOLDINGS, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is P01000078577.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Thirtieth day of November, 2004

Glenda E. Hood

Glenda E. Hood
Secretary of State

CR2EO22 (2-03)

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03 MAR 21 PM 2:54

ARTICLES OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
GOLF PRODUCT TECHNOLOGIES, INC.

Golf Product Technologies, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, DOES HEREBY CERTIFY:

FIRST That the Sole Director of the Corporation duly adopted resolutions on March 14, 2003 proposing and declaring advisable that the Certificate of Incorporation of the Corporation be amended, as follows:

RESOLVED: That the Board of Directors recommends and deems it advisable that the Certificate of Incorporation of this Corporation be amended by deleting the existing ARTICLE "F" in its entirety and substituting therefore the following paragraph attached hereto as **EXHIBIT A**; and

RESOLVED: That the aforesaid proposed amendments shall be submitted to the shareholders of the Corporation for approval; and

RESOLVED: That following the approval by the stockholders of the aforesaid proposed amendments as required by law, the officers of this Corporation be, and they hereby are, and each of them acting singly hereby is, authorized and directed, (i) to prepare, execute and file with the Secretary of State of Florida a Certificate of Amendment setting forth the aforesaid amendments in the form approved by the stockholders and (ii) to take any and all other actions necessary desirable or convenient to give effect to the aforesaid amendment or otherwise to carry out the purposes of the foregoing Resolutions.

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SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of Section 607.0704 of the Business Corporation Act of the State of Florida.

IN WITNESS WHEREOF, Golf Product Technologies, Inc. has caused this certificate to be signed by Jim Dodrill, its Chief Executive Officer this 20th day of March, 2003.

GOLF PRODUCT TECHNOLOGIES, INC.

By: [signature]
Jim Dodrill
Chief Executive Officer

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EXHIBIT A

ARTICLE 1. Name

The name of this Corporation is:

CENTURION GOLD HOLDINGS, INC.

FILED
03 MAR 21 PM 2:54
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

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